First Security Group, Inc. and Subsidiary
Consolidated Balance Sheets

	September 30, 2014	December 31, 2013	September 30, 2013
(in thousands)	(unaudited)		(unaudited)
ASSETS
Cash and Due from Banks	$11,519	$10,742	$10,357
Interest Bearing Deposits in Banks	7,344	10,126	59,943
Cash and Cash Equivalents	18,863	20,868	70,300
Securities Available-for-Sale	98,677	172,830	207,009
Securities Held-to-Maturity, at amortized cost (fair value - $131,549 at September 30, 2014, $132,104 at December 31, 2013 and $130,170 at September 30, 2013)	129,313	132,568	129,164
Loans Held-for-Sale	46,904	220	1,661
Loans	666,728	583,097	534,627
Less: Allowance for Loan and Lease Losses	8,600	10,500	10,700
Net Loans	658,128	572,597	523,927
Premises and Equipment, net	27,862	27,888	28,810
Bank Owned Life Insurance	29,020	28,346	28,155
Other Real Estate Owned	5,952	8,201	8,662
Other Assets	13,163	14,056	14,167
TOTAL ASSETS	$1,027,882	$977,574	$1,011,855

LIABILITIES AND SHAREHOLDERS’ EQUITY
LIABILITIES
Deposits
Noninterest Bearing Demand	$155,177	$144,365	$147,865
Interest Bearing Demand	104,404	95,559	92,108
Savings and Money Market Accounts	252,218	206,125	215,293
Certificates of Deposit less than $100 thousand	157,629	182,408	195,129
Certificates of Deposit of $100 thousand or more	125,606	153,750	170,466
Brokered Deposits	83,995	75,062	88,987
Total Deposits	879,029	857,269	909,848
Federal Funds Purchased and Securities Sold under Agreements to Repurchase	12,878	12,520	12,657
Other Borrowings	43,485	20,000	—
Other Liabilities	4,527	4,137	5,962
Total Liabilities	939,919	893,926	928,467
SHAREHOLDERS’ EQUITY
Common Stock – $.01 par value – 150,000,000 shares authorized; 66,826,254 shares issued as of September 30, 2014, 66,602,601 shares issued as of December 31, 2013, and 66,602,601 shares issued as of September 30, 2013	766	764	764
Paid-In Surplus	197,326	196,536	196,059
Accumulated Deficit	(102,547)	(104,042)	(103,395)
Accumulated Other Comprehensive Loss	(7,582)	(9,610)	(10,040)
Total Shareholders’ Equity	87,963	83,648	83,388
TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$1,027,882	$977,574	$1,011,855

First Security Group, Inc. and Subsidiary
Consolidated Statements of Operations
(unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
(in thousands, except per share data)	2014	2013	2014	2013
INTEREST INCOME
Loans, including fees	$8,805	$6,461	$23,493	$19,537
Investment Securities – taxable	887	1,321	2,883	3,143
Investment Securities – non-taxable	86	312	524	749
Other	2	77	52	338
Total Interest Income	9,780	8,171	26,952	23,767
INTEREST EXPENSE
Interest Bearing Demand Deposits	42	62	137	213
Savings Deposits and Money Market Accounts	193	188	467	628
Certificates of Deposit of less than $100 thousand	253	466	824	1,551
Certificates of Deposit of $100 thousand or more	246	475	793	1,558
Brokered Deposits	484	795	1,576	2,873
Other	75	20	198	51
Total Interest Expense	1,293	2,006	3,995	6,874
NET INTEREST INCOME	8,487	6,165	22,957	16,893
Provision (Credit) for Loan and Lease Losses	11	(1,632)	(1,231)	(1,780)
NET INTEREST INCOME AFTER CREDIT FOR LOAN AND LEASE LOSSES	8,476	7,797	24,188	18,673
NONINTEREST INCOME
Service Charges on Deposit Accounts	778	798	2,288	2,298
Mortgage Banking Income	462	420	921	927
Gain on Sales of Securities Available-for-Sale	10	—	628	154
Gain on Sales of Loans	254	—	726	—
Other	1,301	1,074	3,907	3,118
Total Noninterest Income	2,805	2,292	8,470	6,497
NONINTEREST EXPENSES
Salaries and Employee Benefits	5,153	5,807	15,652	17,081
Expense on Premises and Fixed Assets, net of rental income	1,379	1,547	4,052	4,301
Other	3,690	3,843	11,064	16,232
Total Noninterest Expenses	10,222	11,197	30,768	37,614
INCOME (LOSS) BEFORE INCOME TAX PROVISION (BENEFIT)	1,059	(1,108)	1,890	(12,444)
Income Tax Provision	132	322	395	358
NET INCOME (LOSS)	927	(1,430)	1,495	(12,802)
Preferred Stock Dividends	—	—	—	(929)
Accretion on Preferred Stock Discount	—	—	—	(452)
Effect of Exchange of Preferred Stock to Common Stock	—	—	—	26,179
NET INCOME (LOSS) AVAILABLE TO COMMON SHAREHOLDERS	$927	$(1,430)	$1,495	$11,996
NET INCOME PER SHARE:
Net Income (Loss) Per Share – Basic	$0.01	$(0.02)	$0.02	$0.30
Net Income (Loss) Per Share – Diluted	$0.01	$(0.02)	$0.02	$0.30
Dividends Declared Per Common Share	$—	$—	$—	$—